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                                                                     EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                               GETTY IMAGES, INC.,

                                   PRINT CORP.

                                       and

                                  ART.COM, INC.


                             Dated as of May 4, 1999



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                AGREEMENT AND PLAN OF MERGER dated as of May 4, 1999 (this
"Agreement") among GETTY IMAGES, INC., a Delaware corporation ("Parent"), PRINT CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ART.COM, INC., a Delaware corporation (the "Company").

                               W I T N E S S E T H

                WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

                WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of the Company;

                WHEREAS, the Board of Directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

                WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                WHEREAS, certain stockholders of the Company own such number of shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") and such number of shares of Series A Preferred Stock, par value $0.001 per share (the "Company Preferred Stock") as is set forth on Exhibit A hereto (such stockholders being referred to herein as the "Individual Stockholders");

                WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Company Stock Option Agreement with the Company, dated the date hereof (the "Company Stock Option Agreement") and attached hereto as Exhibit B, pursuant to which, among other things, the Company has agreed, subject to the terms and conditions contained therein, to grant an option to Parent to purchase such number of newly issued shares of Company Common Stock as shall equal 19.9% of the outstanding shares of Company Common Stock; and

                WHEREAS, as a further condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into an Investor


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Agreement with the Individual Stockholders, dated the date hereof (the "Investor
Agreement") and attached hereto as Exhibit C, pursuant to which, among other things, the Individual Stockholders have agreed, subject to the terms and conditions contained therein, to guarantee certain obligations of the Company hereunder, to make certain representations and warranties as to themselves, to vote all shares of Company Common Stock and Company Preferred Stock owned by them to approve and adopt this Agreement and have granted to Parent an option to acquire their shares of Company Common Stock and Company Preferred Stock upon the terms and subject to the conditions set forth therein.

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California (or such other place as the parties may agree).

                SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.



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                SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the
Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is Art.com, Inc."

                (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                (a) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 2.05) and Shares to be canceled pursuant to
Section 2.01(d)) shall be canceled and converted automatically into the right to receive the Merger Consideration (as defined in Section 2.01(f));

                (b) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Shares to be canceled pursuant to Section 2.01(d)) shall be canceled and converted automatically into the right to receive the Merger Consideration (all shares described in Sections 2.01(a) and (b) being hereinafter referred to as the "Shares");

                (c) from and after the Effective Time, the holders of certificates formerly representing Shares (the "Certificates") shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration (such Merger Consideration to be



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payable (except as provided in Section 2.05 hereof) to the holder of each such
Share, upon surrender, in the manner provided in Section 2.02, of the Certificate that formerly evidenced such Share);


                (d) each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto;

                (e) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

                (f) as used in this Agreement, the following terms have the following meanings:

                (i) "Fully Diluted Share Amount" means the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (ii) the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (iii) the number of shares of Company Common Stock issuable upon exercise of all Company Stock Options and warrants (if any) that have been granted immediately prior to the Effective Time.

                (ii) "Merger Consideration" means (A) a Contingent Deferred Payment and (B) a number of shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") determined by dividing (x) 4,510,000 by (y) the Fully Diluted Share Amount (the number of shares obtained pursuant to clause (B) herein is also referred to as the "Exchange Ratio").

                (iii) "Contingent Deferred Payment" means the payment described in Exhibit 2.01(f).

                SECTION 2.02. Exchange of Certificates. (a) Exchange Procedures. At the Closing, the Company shall surrender to Parent all Certificates delivered to it and any stockholder may surrender to Parent Certificates (in each case together with any stock transfer tax stamps required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by Parent reasonably in advance of the Closing, in exchange for, and Parent shall cause to be delivered to the stockholders whose Certificates have been so delivered, the Merger Consideration. Immediately following the Effective Time, all Certificates surrendered to Parent shall be canceled. Any stockholder of the Company whose Certificates are not delivered at the Closing shall receive (and Parent shall cause to be delivered to such stockholder) the Merger Consideration with respect to such Certificates upon



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delivery to Parent after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.02(a). Shares of Parent Common Stock issued in the Merger (other than these issued in respect of the Contingent Deferred Payment) shall be issued as of, and be deemed to be outstanding as of, the Effective Time.

                (b) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock comprising part of the Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(d), until the holder of such Certificate shall surrender such Certificate (at which time such payments shall be made).

                (c) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof (together with any cash paid pursuant to Section 2.02(d) and the Contingent Deferred Payment) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, except the right to receive the Merger Consideration.

                (d) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing bid and ask prices on the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") of shares of Parent Common Stock during the 10 consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time.

                (e) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                (f) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this



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Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration.

                SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law (as defined in Section 3.05).

                SECTION 2.04. Company Stock Options. (a) All options (the "Company Stock Options") outstanding (meaning for this purpose, those listed on
Exhibit 2.04(a)), whether or not exercisable and whether or not vested, at the Effective Time under the Company's 1999 Stock Option Plan (the "Company Stock Option Plan"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plan shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plan as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, (x) that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Ratio and (y) a Contingent Deferred Payment, and (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). On the date of settlement of the Contingent Deferred Payment, each such Substitute Option shall be further adjusted by (i) increasing the aggregate number of shares of Parent Common Stock for which



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such Substitute Option is exercisable by the number of shares of Parent Common
Stock receivable in respect of the number of Shares previously underlying such Substitute Stock Option upon payment of the Contingent Deferred Payment (assuming the Contingent Deferred Payment were settled entirely in Parent Common Stock), if any, and (ii) making a corresponding adjustment to the per share exercise price of such Substitute Option. Upon the exercise of any Substitute Option after the Effective Time but prior to the payment of the Contingent Deferred Payment, the holder of such Substitute Option shall be entitled to receive (i) the shares for which such Substitute Option was exercised and (ii), at the time the Contingent Deferred Payment is due, a portion of the Contingent Deferred Payment underlying such Substitute Option equal to a fraction, the numerator of which is the number of shares of Parent Common Stock for which the Substitute Option was exercised and the denominator of which is the number of shares of Parent Common Stock for which the Substitute Option was exercisable immediately prior to such exercise.

                (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an option agreement, in the form as previously agreed by Parent and the Company, setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on such terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As soon as reasonably practicable after the Effective Time (but in no event prior to the settlement of the Contingent Deferred Payment), the shares of Parent Common Stock subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding.

                SECTION 2.05. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such Shares.



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                (b)     The Company shall give Parent (i) prompt notice of any
demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub that:

                SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business of the Company and the Company Subsidiaries that is materially adverse to the business of the Company and the Company Subsidiaries taken as a whole (but judged in light of the fact that the Company is an unprofitable start-up operation and the value of the Company contemplated by the aggregate Merger Consideration), except for any such changes or effects resulting from or arising in connection with (i) any occurrence or condition affecting any of the online, e-commerce, visual image or art or art print industries generally, or (ii) any changes in economic, market, regulatory or political conditions.

                SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Restated Certificate of Incorporation and the By-Laws of the Company. Such Restated Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws.



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                SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 35,000,000 shares of Company Common Stock and (b) 30,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, (i) 5,317,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company or by the Company Subsidiaries and (iii) 3,183,000 shares are reserved for future issuance pursuant to the Company Stock Options. As of the date of this Agreement, 11,500,000 shares of Company Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable. There are no other shares of preferred stock outstanding. Except for the Company Stock Options granted pursuant to the Company Stock Option Plan and the issuance of shares of Company Common Stock upon the conversion of Company Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not have a Company Material Adverse Effect. There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

                SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of then outstanding Shares (voting separately by class) and the filing and recordation of appropriate merger documents as required by the DGCL)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due



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authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-laws of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made or fulfilled, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) with respect to those matters listed on Section 3.05 of the Company Disclosure Schedule, except as otherwise indicated thereon, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument (collectively "Instruments"), except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement (it being understood and agreed that the foregoing clause (iii) is not applicable with respect to any Instrument which is silent as to transfer or assignability to the extent such silence may be construed as requiring the consent of another party to the assignment or transfer thereof or of rights and/or obligations thereunder).

                (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority applicable with respect to it ("Governmental Entity"), except (i) for applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws, the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the filing of a pre-



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merger notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                SECTION 3.06. Permits; Compliance. (a) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits has not had, and could not reasonably be expected to have a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of, any of the Company Permits has not had, and could not reasonably be expected to have a Company Material Adverse Effect.

                (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

                SECTION 3.07. Financial Statements. (a) True and complete copies of (i) the audited consolidated balance sheet of the Company as of December 31, 1998, and the related audited statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1998, together with all related notes and schedules thereto (collectively referred to herein as the "1998 Financial Statements"), and (ii) the unaudited consolidated balance sheet of the Company as of March 31, 1999 (the "Reference Balance Sheet"), and the related statements of income and cash flows for the fiscal period ended March 31, 1999 of the Company (collectively referred to herein as the "Interim Financial Statements"), are attached as Section 3.07 of the Company Disclosure Schedule. The 1998 Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, in each case except as otherwise noted therein (and subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to have a Company Material Adverse Effect).

                SECTION 3.08. Absence of Certain Changes or Events. Since January 1, 1999, except as contemplated by or as disclosed in this Agreement or the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been (a) any Company Material Adverse Effect, (b) any material change by the Company in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of the Company's securities or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary, except in the ordinary course of business.

                SECTION 3.09. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have a Company Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement (and which, in the reasonable opinion of outside counsel, has a reasonable prospect of success). Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having a Company Material Adverse Effect.

                SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans"), the Company has made available to the Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) a complete copy of such Company Benefit Plan,
(iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and
(vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under section 401(a) of the Code. No Company Benefit Plan is subject to Title IV of ERISA. No Company Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

                (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law, other than the obligation to pay benefits under any Company Benefit Plan. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. All contributions or other amounts payable by the Company or any Company Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

                (c) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

                (d) The Company has made available to Parent prior to the date of this Agreement (i) copies of all employment agreements with officers of the Company and each Company Subsidiary; (ii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions.

                (e) No Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or (iv) benefits the full cost of which are borne by the current or former employees (or their beneficiaries).

                (f) Section 3.10(f) of the Company Disclosure Schedule sets forth the name of each individual who has been granted Company Stock Options under the Company Stock Option Plan or otherwise, the number of Company Stock Options granted to such individual and the vesting schedule and per share exercise price of such Company Stock Options.

                (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Company Benefit Plan or any agreement described in Section 3.10(d), (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or any agreement described in Section 3.10(d), (iii) result in the acceleration of the time of payment, vesting or funding of any material benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Stock Options, or (iv) affect in any material respect any Company Benefit Plan's current treatment under any Laws including any Tax or social contribution law.

                No inaccuracy in any of the foregoing paragraphs of this Section
3.10 shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Company Material Adverse Effect.

                SECTION 3.11. Contracts. (a) Section 3.11(a) of the Company Disclosure Schedule lists each of the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):

                (i) each material contract and agreement for the purchase or lease of personal property with any supplier (including suppliers of images) or for the furnishing of services to the Company;

                (ii) all exclusive dealing or exclusivity, all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any person based on any sales by the Company;

                (iii)   all leases and subleases of real property;

                (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of the Company;

                (v) all contracts and agreements with any Governmental Entity to which the Company is a party;

                (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements, but excluding all contracts containing confidentiality restrictions entered into in the ordinary course of business which do not materially restrict the conduct of the Company's business);

                (viii) all material contracts relating to trafficking arrangements, domain name registration and customer list agreements;

                (ix) all contracts and agreements between or among the Company and any stockholder of the Company or any affiliate of such person;

                (x) a form of Affiliate License Agreement a form of agreement relating to the supply of Images (as defined in Section 3.13);

                (xi) any other material agreement of the Company which expressly is terminable upon or prohibits a change of control of the Company; and

                (xii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company.

provided, however, that the Company Disclosure Schedule (whether pursuant to this paragraph (a) or otherwise pursuant to this Agreement) shall not be required to list any contract or agreement with regard to the supply of any Image (as defined in Section 3.13) nor shall it include any so-called Affiliate License Agreement; provided, further, that the fact that such a contract, agreement or Affiliate License Agreement is not included on the Company Disclosure Schedule by virtue of the immediately foregoing proviso shall not exclude such contract, agreement or Affiliate License Agreement from the definition of Material Contract for purposes of paragraph (b) next below.

                (b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) with respect to those items listed on
Section 3.11(b)(ii) of the Company Disclosure Schedule, except as otherwise indicated thereon, upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence (it being understood that this clause (ii) is not applicable with respect to any Instrument which is silent as to transfer or assignability to the extent such silence may be construed as requiring the consent of another party to the assignment or transfer thereof or of rights and/or obligations thereunder). The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

                (c) The Company is not a party to any material oral contract or, to the knowledge of the Company, any other oral contract.

                SECTION 3.12. Environmental Matters. Except as would not have a Company Material Adverse Effect:

                (a) The Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) hold all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits.

                (b) None of the Company or any Company Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction.

                (c) None of the Company or any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

                (d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of The Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

                For purposes of this Agreement:

                "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                "Environmental Permits" means any permit, approval, license and other authorization required under any applicable Environmental Law to conduct the Company's business in the manner in which it is currently conducted.

                "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant under any applicable Environmental Law.

                No inaccuracy in any of the foregoing paragraphs of this Section 3.12, shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Company Material Adverse Effect.

                SECTION 3.13. Intellectual Property. (a) Section 3.13 of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, registered copyrights and copyright applications, and Internet domain names, in each case owned by the Company or a Company Subsidiary and material to the business of the Company and the Company Subsidiaries (together with unregistered copyrights and confidential and proprietary information, including trade secrets and know-how, owned by the Company or a Company Subsidiary and material to the business of the Company and the Company Subsidiaries, "Owned Intellectual Property"), (ii) Software (as defined herein), and (iii) licenses, sublicenses, and other agreements pertaining to Intellectual Property, Software or Images (as defined herein) to which the Company or a Company Subsidiary is a party, including agreements with major Internet service providers and major Internet portals, but excluding Affiliate License Agreements (as defined herein), in each case that are material to the business of the Company and the Company Subsidiaries (together with Affiliate License Agreements, "Licensed Intellectual Property") For purposes hereof, "Intellectual Property" means any and all of the following, but excluding Images: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how. For purposes hereof, "Image" means a reproduction of any artwork, photograph or image of any type. For purposes hereof, "Software" means all material computer software developed by or on behalf of the Company or any Company Subsidiary, or used by the Company or any Company Subsidiary, including all material computer software and databases operated or used by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, or storing and archiving Images. For purposes hereof, "Affiliate License Agreement" means any agreement pursuant to which any third party participant in the Affiliate Program of the Company is granted the right to display, copy, reproduce, or distribute any Licensed Images, or pursuant to which a third party is granted the right to establish a link from such third party's web site to the Company's Art.com web site. For purposes hereof, "Approved Images" means Images used or held for use by the Company and the Company Subsidiaries in connection with their business for which the Company or a

Company Subsidiary has the right to grant sublicenses to third parties. For purposes hereof, "Unapproved Images" means Images used or held for use by the Company and the Company Subsidiaries in connection with their business for which the Company or a Company Subsidiary has not been granted the right to grant sublicenses to third parties (the Approved Images and Unapproved Images collectively being "Licensed Images").

                (b) To the knowledge of the Company, the use of the Owned Intellectual Property, Software, Licensed Images, and Licensed Intellectual Property by the Company and the Company Subsidiaries in the ordinary course of business does not infringe upon or misappropriate the valid Intellectual Property rights of any third party. No written claim has been made that the use of the Owned Intellectual Property, Software, Licensed Images, or Licensed Intellectual Property in the ordinary course of business does or may infringe upon or misappropriate the Intellectual Property rights of any third party.

                (c) Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company or a Company Subsidiary is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company and the Company Subsidiaries are entitled to use the Owned Intellectual Property, Software, Licensed Images, and Licensed Intellectual Property in the ordinary course of business.

                (d) The Owned Intellectual Property, Software, and Licensed Intellectual Property include all of the Intellectual Property and computer software used in the ordinary day-to-day conduct of the business of the Company and the Company Subsidiaries, and there are no other items of Intellectual Property or computer software that are material to such ordinary day-to-day conduct of such business. The Owned Intellectual Property and, to the knowledge of the Company, any Intellectual Property licensed to the Company or any Company Subsidiary under the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

                (e) No legal proceedings have been asserted, are pending, or threatened against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Company Subsidiary of any of the Owned Intellectual Property, Software, Licensed Images, or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Company Subsidiary infringe upon or misappropriate any Intellectual Property right of any third party, or (iii) alleging that any Intellectual Property licensed under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                (f) To the knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property, Software, or any Intellectual Property licensed to the Company and the Company Subsidiaries under the Licensed Intellectual Property. Except with respect to Licensed Intellectual Property, neither the Company nor any

Company Subsidiary has granted any license or other right to any third party with respect to the Owned Intellectual Property, Software, Licensed Images, or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

                (g) The Company and the Company Subsidiaries have delivered or made available to Parent correct and complete copies of all the licenses, sublicenses and agreements of the Licensed Intellectual Property. With respect to each such license, sublicense or agreement:

                (i) to the knowledge of the Company, such license, sublicense or agreement is valid and binding and in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

                (ii) such license, sublicense or agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license, sublicense or agreement or otherwise give any party thereto a right to terminate such license, sublicense or agreement;

                (iii) (A) neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under such license, sublicense or agreement, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such license, sublicense or agreement, which breach has not been cured, and
        (C) neither the Company nor any Company Subsidiary has granted to any other third party any rights, adverse or otherwise, under such license, sublicense or agreement that would constitute a breach thereof; and

                (iv) to the Company's knowledge, neither the Company, any Company Subsidiary, nor any other party to such license, sublicense or agreement is in breach or default in any material respect, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license, sublicense or agreement.

                (h) To the knowledge of the Company, the Software is free of all viruses, bugs, errors, or problems that materially disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems, and no rights in the Software have been transferred to any third party.

                (i) The Internal MIS Systems are Euro Compliant except to the extent that the failure to be Euro Compliant could not reasonably be expected to have a Company Material Adverse Effect. For purposes hereof, "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the business of the Company that process financial information and that are material to the operation of the business of the Company, including, where applicable, payroll, accounting, billing/receivables, purchasing payables, inventory, asset tracking, customer service, and human resources. For purposes hereof, "Euro Compliant" means that the Internal MIS Systems will record, store, process and present currency denominated in Euros, in the same manner, and with the same functionality, as the Internal MIS Systems record, store, process and present currencies denominated in U.S. Dollars and major European currencies.

                (j) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their customer lists and customer information, trade secrets and other confidential or proprietary Intellectual Property. To the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other material confidential or proprietary Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                No inaccuracy in any of the foregoing paragraphs of this Section
3.13 shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Company Material Adverse Effect.

                SECTION 3.14. Images. (a) The Company and the Company Subsidiaries do not own any Images used or held for use by the Company and the Company Subsidiaries in connection with their business. The Licensed Images include all of the Images used or held for use by the Company and the Company Subsidiaries in connection with their business or material to the operation of the business of the Company and the Company Subsidiaries as currently conducted. With respect to each Image of the Licensed Images, the Company or a Company Subsidiary has the right to display, reproduce, distribute, and sublicense the use of such Image to the extent required for the continued operation of the business of the Company and the Company Subsidiaries in a manner consistent with past practice.

                (b) Neither the Company nor any Company Subsidiary has granted any license, sublicense or other right to any other person with respect to any Unapproved Images. Neither the Company nor any Company Subsidiary has granted any license, sublicense or other right to any other person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image.

                (c) To the knowledge of the Company, the display, sale, marketing, distribution and sublicensing of the Licensed Images by the Company and the Company Subsidiaries does not infringe upon the Intellectual Property right of any third party. The display, sale, marketing, distribution and sublicensing of the Licensed Images by the Company and the Company Subsidiaries does not constitute a breach of any agreement or license to which the Company or a Company Subsidiary is a party.

                (d) No claims have been made, asserted, are pending, or threatened, against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the display, sale, marketing, distribution or sublicensing by the Company or any Company Subsidiary of any of the Licensed Images, or (ii) alleging that the sale, reproduction, distribution or sublicensing of the Licensed Images does or may infringe upon the Intellectual Property rights of any third party, and to the knowledge of the Company, no such claims have been made, asserted, are pending, or threatened against any third party licensor or licensee of Licensed Images.

                (e) To the knowledge of the Company, no person is engaging in any activity that infringes upon the Licensed Images or upon the rights of the Company or any Company Subsidiary therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of the right of the Company or a Company Subsidiary to sell, reproduce, distribute or sublicense any of the Licensed Images.

                (f) Each of the Company and the Company Subsidiaries has, prior to any display, sale, reproduction, distribution or sublicensing of any Licensed Image, obtained in writing all such releases and/or other third party consents or authorizations necessary for such display, sale, reproduction, distribution or sublicensing, copies of which are kept by the Company or any such Company Subsidiary at its offices. The Company and the Company Subsidiaries do not maintain an inventory of Images, and neither the Company nor any Company Subsidiary has entered into any contract under which the Company or a Company Subsidiary has assumed any obligation for the storage and handling of Images.

                (g) With respect to each license or agreement by which the Company has obtained the right to display, sell, reproduce, distribute or sublicense the Licensed Images or by which the Company has granted to any third party the right to display, sell, reproduce, or distribute any Licensed Images:

                (i) to the knowledge of the Company, such license or agreement is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

                (ii) such license or agreement will not cease to be legal, valid binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

                (iii) with respect to each such license or agreement, (A) neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such license or agreement which breach or default has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other person any rights, adverse or otherwise, under such license or agreement; and

                (iv) none of the Company, any Company Subsidiary nor, to the knowledge of the Company, any other party to such license or agreement, is in breach or default thereof in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

                (h) Section 3.14 of the Company Disclosure Schedule identifies each third party that has, since January 1, 1998, revoked the right of the Company or a Company Subsidiary to display, reproduce, distribute or sublicense the use of any Image owned or controlled by such third party.

                No inaccuracy in any of the foregoing paragraphs of this Section
3.14 shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Company Material Adverse Effect.

                SECTION 3.15. Taxes. (a) (i) All returns and reports in respect of Taxes (as defined herein) required to be filed with respect to the Company and each Company Subsidiary have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid;
(iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority; (v) there are no pending or, to the best knowledge of the Company and the Company Subsidiaries (after reasonable investigation), threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Company Subsidiary; (vi) no consent under section 341(f) of the Code has been filed with respect to the Company or any Company Subsidiary; (vii) there are no tax liens on any assets of the Company or any Company Subsidiary other than for Taxes not yet due; (viii) neither the Company nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Company Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4)); (ix) none of the Company or the Company Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise tax return; and (x) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Company Subsidiary.

                (b) On the Reference Balance Sheet, reserves and allowances have been provided adequate to satisfy all liabilities for Taxes relating to the Company and the Company Subsidiaries as of the date thereof (without regard to the materiality thereof).

                (c) The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

                (d) As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                No inaccuracy in any of the foregoing paragraphs of this Section 3.15, shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Company Material Adverse Effect.

                SECTION 3.16. Vote Required. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of (i) Company Common Stock and (ii) Company Preferred Stock in favor of the approval of this Agreement, in each case voting separately as a class.

                SECTION 3.17. Assets. Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the material properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Sections 3.13 and 3.14 hereof), used or situated for use in the conduct of the business of the Company or otherwise owned, leased or used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "Assets"). Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances except for the following: (i) statutory liens for Taxes not yet due; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (iv) minor irregularities of title which do not in the aggregate materially detract from the value or use of the Company's assets.

                SECTION 3.18. Certain Interests. (a) No stockholders of the Company or their affiliates or any officer or director of the Company and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                (i) has any direct or indirect financial interest in any, material supplier or material customer of the Company, provided, however, that the ownership of securities representing no more than 5% of the outstanding voting power of any supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such supplier or customer;

                (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company uses or has used (and has a reasonable prospect of using in the future) in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company); or

                (iii) except as set forth in Section 3.18(a)(iii) of the Company Disclosure Schedule, has outstanding any indebtedness for money borrowed to the Company.

                (b) Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, and other employment related matters, and matters related to officer or director service, including, without limitation, rights to indemnification, contribution, advancement of expenses and the like, the Company does not have any liability or any other obligation of any nature whatsoever to any stockholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director. The foregoing does to apply to or address any liability or obligation
(i) to the stockholders of the Company or any of their affiliates or representatives or related persons or entities arising in connection with or related to the transactions contemplated by that certain Series A Stock Purchase Agreement dated as of December 4, 1998, or otherwise derivative therefrom, or
(ii) to a stockholder as a stockholder.

                SECTION 3.19. Insurance Policies. Section 3.19 of the Company Disclosure Schedule sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against the Company which are covered by insurance are being defended by the appropriate insurance companies and are described on the Company Disclosure Schedule. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the Company's ability to make a claim and result in a Company Material Adverse Effect. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

                SECTION 3.20. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                SECTION 3.21. Year 2000 Compliance. The Company has (i) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant and (ii) disclosed such plan to Parent. To the knowledge of the Company, the Company Systems are Year 2000 Compliant except to the extent that failure to be so compliant could not reasonably be expected to have a Company Material Adverse Effect. For purposes hereof, "Company Systems" shall mean all computer, hardware, software, Software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

                SECTION 3.22. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                SECTION 3.23. Limitations on Warranties. The Company makes no express or implied warranty of any kind whatsoever, including with respect to
(i) any information (including projections) furnished by the Company or any of the Company's representatives or agents and (ii) the physical condition or value of any of the Company's assets. Parent and

Merger Sub agree that neither the Company nor any other person or entity shall have any liability to Parent or Merger Sub or any other person resulting from the distribution of any such information to Parent or Merger Sub, or Parent's or Merger Sub's use of any such information, documents or materials made available to Parent or Merger Sub in any form. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.


                                          ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") and the Parent SEC Reports (as defined in Section 4.07), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and each subsidiary of Parent (the "Parent Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have a Parent Material Adverse Effect (as defined below). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change in or effect on the business of Parent and the Parent Subsidiaries that is materially adverse to the financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole, except for any such changes or effects resulting from or in connection with (i) any occurrence or condition affecting the online or visual image industries generally, (ii) any changes in economic, regulatory or political conditions and (iii) any declines in the price of Parent Common Stock.

                SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of Parent and the Certificate of Incorporation and By-Laws of Merger Sub. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                SECTION 4.03. Capitalization. The authorized capital stock of Parent consists of (a) 75,000,000 shares of Parent Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of April 22, 1999, (i) 30,694,000 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 3,034 shares of Parent Common Stock are held in the treasury of Parent or by Parent Subsidiaries and (iii) 10,000,000 shares are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding. Except for stock options granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans") and the issuance of shares of Parent Common Stock upon the conversion of the 4.75% Convertible Subordinated Notes due 2003, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not have a Parent Material Adverse Effect. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Certificate of Incorporation or By-Laws or any agreement to which the Parent is a party or is bound and (ii) will, when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and exempt from registration under applicable Blue Sky Laws.

                SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this

Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

                SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or any equivalent organizational documents of Merger Sub or any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have a Parent Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the NASDAQ, state takeover laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have a Parent Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement

                (c) Assuming all of the information supplied by the Company to Parent is true and complete in all respects, Parent is not aware of any facts which would require, in connection with the transactions contemplated hereby, the filing of a pre-merger notification pursuant to the HSR Act.

                SECTION 4.06. Permits; Compliance. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of Parent Permits has not had, and could not reasonably be expected to have a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits has not had, and could not reasonably be expected to have a Parent Material Adverse Effect.

                SECTION 4.07. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1998 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to have a Parent Material Adverse Effect).

                SECTION 4.08. Absence of Certain Changes or Events. Since January 1, 1998, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Parent SEC Report filed since January 1, 1998 and prior to the date hereof, Parent and Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Parent Material Adverse Effect, (b) any material change by Parent in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of Parent's capital stock or any redemption, purchase or other acquisition of any of Parent's securities or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, except in the ordinary course of business consistent with past practice.

                SECTION 4.09. Intellectual Property. Except as would not have a Parent Material Adverse Effect, (i) to the knowledge of Parent, the conduct of the business of Parent as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to Parent that the conduct of the business of Parent as currently conducted infringes upon or may infringe upon, or misappropriates, the Intellectual Property rights of any third party, (ii) with respect to each item of Intellectual Property owned by Parent and material to the business of Parent as currently conducted ("Parent Intellectual Property"), Parent is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its business, (iii) with respect to each Image used or held for use by Parent in connection with its business that is material to the business of Parent as currently conducted ("Parent Images"), Parent is entitled to use such Image in the continued operation of its business, (iv) with respect to each item of Intellectual Property licensed to Parent that is material to the business of Parent as currently conducted ("Parent Licensed Intellectual Property"), Parent has the right to use such Parent Licensed Intellectual Property in the continued operation of its business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property, (v) the Parent Intellectual Property has not been adjudged invalid or unenforceable in whole or part, and to the knowledge of Parent, is valid and enforceable, (vi) to the knowledge of Parent, no person is engaging in any activity that infringes upon the Parent Intellectual Property or Parent Images, (vii) to the knowledge of Parent, each license of the Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and to the knowledge of Parent, no party to any such license is in breach thereof or default thereunder and (viii) to the knowledge of Parent, each license or agreement by which the Company has obtained the right to display, sell, reproduce, distribute or sublicense Images or by which the Company has granted to any third party the right to display, sell, reproduce, or distribute any Images is valid and enforceable, is binding on all parties to such license or agreement, is in full force and effect, and to the knowledge of Parent, no party to such license or agreement is in breach thereof or default thereunder.

                SECTION 4.10. Taxes. Except for such matters that would not have a Parent Material Adverse Effect, (a) Parent and each of the Parent Subsidiaries have timely filed or will timely file all material returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the

Parent Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid and (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries.

                SECTION 4.11. Employee Benefit Plans; Labor Matters. (a) No employee benefit plan, program, arrangement or contract (including, without limitation, any "employee benefit plan"as defined in section 3(3) of ERISA) maintained or contributed to by Parent or any Parent Subsidiary (a "Parent Benefit Plan") is subject to Title IV of ERISA. No Parent Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA). With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any material liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable law, other than the obligation to pay benefits under any Parent Benefit Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will result in any material payment under or any material increase in benefits under any Parent Benefit Plan.

                (b) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or threatened in writing which may interfere with the respective business activities of Parent or any Parent Subsidiary.

                No inaccuracy in any of the foregoing paragraphs of this Section 4.11, shall give rise to any breach of any of the representations or warranties herein contained except to the extent that such inaccuracy could reasonably be expected to have a Parent Material Adverse Effect.

                SECTION 4.12. Absence of Litigation. There is no litigation, suit, judgment, order, decree, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, which
(i) has had, or could reasonably be expected to have a Parent Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement (and which, in the reasonable opinion of outside counsel, has a reasonable prospect of success). Parent's conduct of its business has been lawful, except to the extent that failure to be lawful has not had or could not reasonably be expected to have a Parent Material Adverse Effect.

                SECTION 4.13. Operations of Merger Sub. Merger Sub is a wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                SECTION 4.14. Investment Purpose. Parent is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

                (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business, except in connection with the transaction contemplated by this Agreement; and

                (ii) subject to the limitations contained herein, the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

                By way of amplification and not limitation, except as contemplated by this Agreement or in connection with the transactions contemplated hereby or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                (a) amend or otherwise change its Restated Certificate of Incorporation or ByLaws or equivalent organizational documents;

                (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) except upon exercise of warrants or options or conversion rights in existence on the date hereof, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) any material assets of the Company or any Company Subsidiary, except in the ordinary course of business;

                (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e)     (i)     acquire (including, without limitation, by
merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any material division or assets thereof;

                (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse (other than endorsements of checks, other negotiable instruments and the like in the ordinary course of business), or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $50,000;

                (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business;

                (iv) authorize any capital expenditure, other than capital expenditures reflected in the Company 1999 Business Plan dated April 1, 1999 and other capital expenditures which are not, in the aggregate, in excess of $50,000 for the Company and the Company Subsidiaries taken as a whole (it being expressly understood and agreed, without implication that the contrary would otherwise be true, that Parent's prior consent with respect to any such actions shall not be unreasonably withheld or delayed and shall be based upon the best interests of the Company and of Parent in light of the transactions contemplated hereby); or

                (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

                (f) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and in accordance with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (other than employment agreements with employees not of the officer level in the ordinary course of business), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                (g) take any action to cause, or fail to take any action to prevent, the accelerated vesting and exercisability of the Company Stock Options; or

                (h) take any action, other than reasonable and usual actions in the ordinary course of business, with respect to accounting policies or procedures.

                SECTION 5.02. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty of it contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                SECTION 6.01. Company Stockholder Approval. The Company shall use its best efforts to, and the Individual Stockholders shall ensure that, the stockholders of the Company, acting by written consent pursuant to Section 228 of the DGCL, take all action necessary for the approval of the Merger and adoption of this Agreement within 10 days of the date hereof. By way of amplification and not limitation, the Company, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and its Restated Certificate of Incorporation and By-Laws, (i) promptly solicit an action by written consent in lieu of a meeting of stockholders of the Company (or if, required by law, duly call, give notice of, convene and hold a meeting of stockholders of the Company), (ii) recommend the approval of the Merger and adoption this Agreement, (iii) take all lawful action to solicit such approval and (iv) take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL.

                SECTION 6.02. Information Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement (but in no event later than 15 days after the date hereof, assuming there has not been a breach of Section 6.01), the Company shall prepare and disseminate to its stockholders an information statement (together with any amendments thereof or supplements thereto, the "Information Statement") relating to the action of the Company's stockholders, by written consent in lieu of a meeting, to adopt this Agreement and approve the Merger.

                SECTION 6.03. Access to Information; Confidentiality. (a) Except with respect to information subject to applicable legal privilege and except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

                (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated March 6, 1999 (the "Confidentiality Agreement") between the Company and Parent.

                SECTION 6.04. No Solicitation of Transactions. (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of Company Subsidiaries, to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement):

(i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of the Company, taken as a whole; (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of such party or (iv) any solicitation in opposition to approval by the Company's stockholders of this Agreement and the Merger.

                SECTION 6.05. Employee Benefits Matters. (a) Parent shall provide the Company's employees with retirement, health, welfare and other employee benefits that in the aggregate are substantially equivalent to, and no less favorable than, those provided to Parents' employees located in the United States who are similarly situated.

                (b) To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Parent or any of the Parent Subsidiaries for the benefit of employees located in the United States of Parent and any of the Parent Subsidiaries, such plan, program or arrangement shall credit Company employees for service on or prior to the Effective Time with the Company or any affiliate or predecessor thereof. In addition, Parent shall waive limitations on benefits relating to any pre-existing conditions to the same extent eligible for coverage under a Company Benefit Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

                (c) On or after the Effective Time, Parent shall grant to employees of the Company an aggregate of 400,000 stock options (the "Post-Closing Options") to purchase Parent Common Stock under the terms of Parent's 1998 Stock Incentive Plan, of which the grants of Post-Closing Options to be made as of the Effective Time shall be substantially in accordance as set forth in Exhibit 6.05(c). With respect to the remainder of such amount, following the Effective Time, Parent shall determine (i) the number of Post-Closing Options to be granted as of the Effective Time, (ii) the appropriate distribution of the Post-Closing Options among Company employees and
(iii) the amount to be reserved for future hires of the Company, based on factors such parties shall determine to be applicable including, but not limited to, the level of responsibility of each Company employee, such employee's length of service with the Company and potential future contribution to the Company's and Parent's businesses, as well as the amount of options previously granted to similarly situated Parent employees. The Post-Closing Options shall have substantially identical terms to stock options previously granted by Parent to its similarly situated employees. The exercise price of the Post-Closing Options shall be the fair market value of Parent's Common Stock as determined under the terms of Parent's 1998 Stock Incentive Plan. The Post-Closing Options shall become 25% vested on the first anniversary of their date of grant, and will continue to vest over a period of three years in equal monthly installments commencing on the first day of the first calendar month following the first anniversary of their date of grant.

                SECTION 6.06. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                SECTION 6.07. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                SECTION 6.08. Registration Rights and Employment Agreement. Prior to the Effective Time, Parent and the Individual Stockholders shall enter into a registration rights agreement, the form of which is attached hereto as
Exhibit 6.08(a). At the Effective Time, Parent and the Surviving Corporation shall enter into an employment agreement with William A. Lederer in the form attached hereto as Exhibit 6.08(b).

                SECTION 6.09. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                (b) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to Altheimer & Gray or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto and otherwise addressing such matters as set forth in the affidavits attached to Section 6.09 of the Company Disclosure Schedule, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions or
(ii) why Altheimer & Gray or Shearman & Sterling would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                (c) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver to Altheimer & Gray or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, and otherwise addressing such matters as set forth in the affidavits attached to Section 6.09 of the Parent Disclosure Schedule, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why Altheimer & Gray or Shearman & Sterling would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                SECTION 6.10. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law, neither the Company nor Parent, nor any of their officers shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of Parent or the Company, as the case may be.

                SECTION 6.11. Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation by or in the right of the Company or any of the Company Subsidiaries, in which any of the present officers or directors (the "Indemnified Officers") of the Company or any of the Company Subsidiaries is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the Company, Parent and the Surviving Corporation shall cooperate and use their respective best efforts to defend against and respond thereto. The Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Parent, jointly and severally, shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each such Indemnified Officer against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Officers as a group may retain only one law firm to represent them with respect to any matter (together with appropriate local counsel), provided, however, that if any Indemnified Officer is advised in writing by counsel that there exists, or reasonably could be expected to exist, a conflict of interest by reason of such Indemnified Officer and any other Indemnified Officer having common counsel in any action or proceeding related to such matter, such Indemnified Officer shall be entitled to retain separate counsel,
(ii) the Company, or the Surviving Corporation and Parent after the Effective Time, shall pay all fees and expenses of such counsel for such Indemnified Officer promptly as statements therefor are received and (iii) the Company, and the Surviving Corporation and Parent, after the Effective Time, shall use their respective best efforts to assist in the vigorous defense of any such matter; provided, that neither the Company nor the Surviving Corporation nor Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be reasonably withheld); and provided further, that the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Officer when, as and if a court of competent jurisdiction shall finally determine, that indemnification of such Indemnified Officer in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Officer which seeks to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation and Parent, thereof (provided failure to provide such notice shall not limit or adversely affect such Indemnified Officers rights hereunder except to the extent Parent or the Surviving Corporation is prejudiced thereby).

                (b) Until the Effective Time, the Company shall keep in effect the indemnification, exculpation, advancement of expense and like provisions of its Restated Certificate of Incorporation and By-laws, and thereafter, Parent shall cause the Surviving Corporation to keep in effect in its Charter and By-laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification advancements exculpation and the like of the Indemnified Officers to the fullest extent permitted by the DGCL.

                (c) Parent shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Officers) with respect to matters occurring prior to the Effective Time.

                (e) In the event Parent, the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Company or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

                (f) In addition to the Indemnified Officers, heirs, representatives and estates of the Indemnified Officers shall have the right to enforce the obligations arising under this Section 6.11.

                SECTION 6.12. Conduct of Business by Parent After the Effective Time. Parent agrees that, between the date of this Agreement and the Maturity Date (as defined in Exhibit 2.01(f)), Parent shall not take any action which would artificially manipulate or be reasonably expected to adversely affect its stock price, provided that Parent shall retain all appropriate operating flexibility and, accordingly, if Parent shall seek to take an action (including, without limitation, any public announcement) which would reasonably be expected to adversely affect its stock price, then Parent shall do so only if (i) required by law, accounting principles or similar regulations or principles or
(ii) prior to taking such action, Parent shall have received the written opinion of a nationally recognized investment banking firm to the effect that it would be materially adverse to the business of Parent to fail to take such action during the pendency of this Section 6.12.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Restated Certificate of Incorporation;

                (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

                (c) all authorizations, consents, orders and approvals of all Governmental Entities and officials shall have been obtained the failure of which to obtain could reasonably be expected to result in a Parent or Company Material Adverse Effect.

                SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, in each case except to the extent failure to be so true and correct would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company, on behalf of the Company, to such effect;

                (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company, on behalf of the Company, to that effect;

                (c) Parent shall have received, each in form and substance reasonably satisfactory to Parent, all third party consents and estoppel certificates set forth in Section 7.01(c) of the Company Disclosure Schedule;

                (d) Parent shall have received the opinion of Shearman & Sterling, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of representation letters from each of Parent and the Company as contemplated in Section 6.09 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time;

                (e) Dissenting Shares shall comprise not more than 3% of the Shares outstanding immediately prior to the Effective Time; and

                (f) no event or events shall have occurred, or be reasonably likely to occur, which have or could reasonably be expected have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company, on behalf of the Company, to such effect.

                SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, in each case except to the extent failure to be so true and correct would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent, on behalf of Parent, to such effect;

                (b) Parent and Merger Sub shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent, on behalf of Parent, to that effect;

                (c) the Company shall have received the opinion of Altheimer & Gray, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Altheimer & Gray of representation letters from each of Parent and the Company as contemplated in Section 6.09 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time;

                (d) no event or events shall have occurred, or be reasonably likely to occur, which have or could reasonably be expected have, a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent, on behalf of Parent, to such effect; and

                (e) Parent shall have tendered to the Company for execution, copies of each of the agreements referred to in Section 6.08.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

                SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                (b) by either Parent or the Company if the Effective Time shall not have occurred on or before September 30, 1999; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before September 30, 1999;

                (c) there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

                (d) by Parent if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within ten (10) business days after commencement thereof;

                (e) by the Company if (i) the Effective Time shall not have occurred before the 46th day after the date hereof and (ii) the average of the closing bid and ask prices for Parent Common Stock (as reported on the NASDAQ) over the 10 consecutive trading days preceding the first date on which all of the conditions set forth in Sections 7.01, 7.02 and 7.03 have been fulfilled or satisfied or waived (or are capable of being fulfilled or satisfied or waived) is less than $20 and (iii) the Company is not otherwise in breach of this Agreement and the Individual Stockholders have complied with their obligations under Section 6.01;

                (f) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval by the stockholders of the Company by September 30, 1999;

                (g) by Parent upon ten (10) business days written notice upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(g); or

                (h) by the Company upon ten (10) business days written notice upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in

Section 7.03(a) or Section 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(h).

                SECTION 8.02. Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 8.05(b), provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that upon payment of the fee required by Section 8.05 hereof, the Company shall have no further liability or obligation hereunder or with respect to any events giving rise to payment of such fee (except to the extent that the breach referred to in Section 8.05(b)(C) is made in bad faith).

                SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, subject to the applicable provisions of the DGCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Information Statement and all SEC and other regulatory filing fees incurred in connection with the Information Statement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Information Statement, the solicitation of stockholder approvals, the filing of any required notices with any Governmental Entity and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                (b)     The Company agrees that, if:

                (A)     Parent shall terminate this Agreement pursuant to
        Section 8.01(d) and, within 12 months of the date of such termination, an agreement relating to a Third Party Acquisition (as defined below) shall have been entered into, or

                (B)     (i)     Parent or the Company shall terminate this
Agreement pursuant to Section 8.01(f) due to the failure of the Company's stockholders to approve this Agreement, (ii) at the time of such failure to so approve this Agreement there shall exist a Competing Transaction with respect to the Company and (iii) within 12 months of the date of such termination, an agreement relating to a Third Party Acquisition shall have been entered into, or

                (C)     (i)     Parent shall terminate this Agreement as a
result of a material breach by the Company of its agreements set forth in Sections 6.01 or 6.04 and (ii) Parent is not otherwise in material breach of this Agreement,

then the Company shall pay to Parent an amount equal to the sum of $5 million (which amount shall be treated hereunder as an "Expense").

                (c) Any payment required to be made pursuant to Section 8.05(b) shall be made to Parent not later than two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent.

                (d) In the event that the Company shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00%.

                (e) "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company, as the case may be, by merger, tender offer, exchange offer, consolidation or otherwise by any person other than Parent, Merger Sub or any affiliate thereof (a "Third Party"); (ii) the acquisition by any Third Party of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 25% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation; or (v) the repurchase by the Company or any Company Subsidiary of 25% or more of the outstanding Shares.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                SECTION 9.01. Non-Survival of Representations and Warranties; Indemnification. (a) The representations and warranties contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedules and any certificate, financial statement or report or other document delivered or prepared pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Effective Time until December 31, 1999; provided, however, that the representations and warranties of the parties set forth in the Investor Agreement, the Registration Rights Agreement and the Company Stock Option Agreement shall survive the Effective Time to the extent specified therein. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made from and after the Effective Time, by or on behalf of another party hereto. No claim may be made for indemnification with respect to a breach of representation or warranty after December 31, 1999, except that if written notice of a claim specifying in reasonable detail the alleged breach has been given in accordance with Section
9.02 prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

                (b) From and after the Effective Time, Parent and its affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Person"; and together with similar persons related to the Company, each an "Indemnified Party") shall be indemnified and held harmless by the Individual Stockholders for any and all liabilities, losses, damages, dimunition in value, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                (i) the breach of any representation or warranty made by the Company or the Individual Stockholders contained in the Acquisition Documents; or

                (ii) the breach of any covenant or agreement by the Company or the Individual Stockholders contained in the Acquisition Documents.

To the extent that the Individual Stockholders' undertakings set forth in this
Section 9.01 may be unenforceable, the Individual Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by Parent or the Surviving Corporation, subject to the limitations on such liability set forth in Section 9.01(c).

                (c) The obligations of the Individual Stockholders pursuant to paragraph (b) above shall be subject to the following limitations:

                (i) The Indemnified Parties shall not be entitled to recover under paragraph (b)(i) until the total amount which the Indemnified Parties would recover under paragraph (b)(i), but for this paragraph
        (c), exceeds $1,000,000, and then the Indemnitee shall be entitled to recover all of such amount (starting from the first dollar);

                (ii) The Indemnified Parties shall not be entitled to recover under paragraph (b):

                        (A) with respect to any inaccuracy in or breach of any representation and warranty or covenant by or of the Company or the Individual Stockholders if at or before the Effective Time, Parent had knowledge of the inaccuracy or breach;

                        (B) to the extent the aggregate claims under paragraph (b)(i) of the Indemnified Parties exceed 15% of the aggregate Merger Consideration;

                        (C) to the extent the subject matter of the claim is covered by insurance (including title insurance) held by the Company or Parent, except to the extent that utilizing such coverage will result in a premium increase to the Surviving Corporation or Parent, in which case, such premium increase shall be recoverable; or

                        (D) to the extent the matter in question, taken together with all similar matters, does not exceed the amount of any reserves with respect to such matters which are reflected in the Reference Balance Sheet.

                (iii) The amount of any recovery by the Indemnified Parties pursuant to paragraph (b) shall be net of any foreign, federal, state and/or local income tax benefits inuring to the Indemnified Parties as a result of the state of facts which entitled the Indemnified Parties to recover from the Individual Stockholders pursuant to paragraph (b) above.

                (iv) No Individual Stockholder shall be liable to the Indemnified Parties for indemnification with respect to any claim of the Indemnified Parties which is indemnifiable hereunder in an amount which exceeds such Individual Stockholder's pro rata portion of the aggregate amount of such claim (such pro rata portion being computed on the basis of the ratio of the total number of Shares owned by such Individual Stockholder immediately prior to the Effective Time to the total number of Shares then outstanding).

                (v) Each Individual Stockholder shall be solely liable for indemnification with respect to a breach of any of the representations and warranties and covenants of such Individual Stockholder in such Individual Stockholder's Investor Agreement.

                (vi) The Indemnified Parties shall not be entitled to recover under Paragraph (b) with respect to a breach of Section 3.15:

                        (A) to the extent the Tax matter for which a claim has been asserted is reserved against on the books and records of the Company as of the Effective Time, provided that such reserves have been maintained in the ordinary course of business; or

                        (B) with respect to any Taxes (excluding any interest, additions to tax or penalties attributable thereto) to the extent of the amount of any Tax benefits realized by the Company attributable to or arising out of the subject matter of such breach for that year and during the five succeeding taxable years. For this purpose, the amount of any Tax benefits shall be computed on a present value basis using a discount rate equal to the midterm applicable federal rate in effect on the date of the claim for indemnity and shall assume a tax rate equal to the combined federal, state and local rate actually paid by the Company on the basis of the maximum applicable combined statutory federal and applicable state and local tax rate for each such year;

                (vii) If without regard to this paragraph (c) a state of facts would allow an Indemnitee to recover under both paragraph (b)(i) and paragraph (b)(ii), such Indemnitee may recover only under paragraphs
        (b)(i).

                (viii) There shall be no duplication of indemnity among the Indemnitees.

                (ix) The Individual Stockholders may satisfy any indemnification obligation under paragraph (b) above either in cash or by transferring to the Indemnified Parties a number of shares of Parent Common Stock having an aggregate value equal to the amount of such Individual Stockholder's indemnification obligation (or by a combination thereof). For the purposes of the preceding sentence, such shares shall be valued at the average closing sale price of Parent Common Stock as reported on the NASDAQ for the ten (10) trading days prior to the date on which such Parent Common Stock is transferred to Parent.

                (x) From and after the Effective Time, all Individual Stockholder liability with respect to the Company Stock Option shall cease.

                (d) The Individual Stockholders and their Indemnified Persons shall be indemnified and held harmless by Parent for any and all Losses, arising out of or resulting from:

                (i) the breach of any representation or warranty made by Parent or Merger Sub contained in the Acquisition Documents; or

                (ii) the breach of any covenant or agreement by Parent or Merger Sub contained in the Acquisition Documents.

To the extent that Parent's undertakings set forth in this Section 9.01 may be unenforceable, Parent shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Individual Stockholders, subject to the application of the same limitations on such liability as are applicable to the Individual Stockholders as set forth in Section 9.01(c) hereof (and all of the provisions of such Section 9.01(c) shall be read herein mutatis mutandis, except for any pro rata limitation on the liability of the Individual Stockholders set forth therein).

                (e) An Indemnified Party shall give the party from which it is seeking indemnification (the "Indemnifying Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this Section 9.01 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 9.01 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section
9.01 except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 9.01. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within twenty days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party or by the Indemnified Party without the prior written consent of the other; provided, however, that if the Indemnifying Party shall have assumed the defense of the Third Party Claim and the Indemnified Party shall refuse to consent to a settlement amount negotiated by the Indemnifying Party, the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the settlement amount negotiated by the Indemnifying Party.

                (f) Notwithstanding anything to the contrary contained in this Agreement (but without limiting the application of Section 9.01(c)), for purposes of determining the maximum amount of indemnifiable Losses which may be recovered from each Individual Stockholder, the aggregate Merger Consideration, shall be an amount equal to the fair value, at the time of payment, of the sum of (i) the aggregate amount of shares of Parent Common Stock issued at the Effective Time to such Individual Stockholder and (ii) the shares of Parent Common Stock and any cash received by such Individual Stockholder, in each case of this clause (ii) pursuant to the Contingent Deferred Payment. Such fair value shall be measured based on the average of the average closing bid and ask prices for Parent Common Stock over the 10 trading days immediately preceding the date of such payment.

                (g) In the event that Parent shall make a good faith, reasonable determination that it has suffered any Losses for which indemnification is available pursuant to this Section 9.01, Parent shall be entitled, upon written notice to the Stockholder Representative, to set-off the amounts of any such Losses against the Gross Deferred Payment Amount (as defined in Exhibit 2.01(f)). In the event that it is judicially determined by a final judgment that Parent was not entitled to indemnification with respect to such Losses (or any portion thereof), Parent shall increase the Net Deferred Payment Amount (as defined in Exhibit 2.01(f)) by the amount of such Losses for which it was determined Parent was not entitled to be indemnified.

                (h) In all matters relating to this Section 9.01, the Stockholder Representative shall be the only party entitled to assert the rights of the Individual Stockholders, and the Stockholder Representative shall perform all of the obligations of the Individual Stockholders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Stockholder Representative.

                (i) Indemnification pursuant to the provisions of Section 9.01, shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty contained herein or in any closing document executed and delivered pursuant to the provisions hereof or in any other Acquisition Document. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any party.

                (j) The following provisions shall govern the allocation of responsibility as between Parent and the Individual Stockholders for certain tax matters following the Effective Time:

                (i) Tax Periods Ending on or Before the Effective Time. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and any Company Subsidiary for all periods ending on or prior to the Effective Time which are filed after the Effective Time. Parent shall permit the Individual Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Individual Stockholders.

                (ii) Tax Periods Beginning Before and Ending After the Effective Time. Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and any Company Subsidiary for Tax periods which begin before the Effective Time and end after the Effective Time.

                (iii)   Cooperation on Tax Matters.

                        (A) Parent and the Individual Stockholders agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                        (B) Parent and the Individual Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.


                (iv) Certain Taxes. Except as set forth in Section 2.02 of this Agreement, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Individual Stockholders when due, and Parent will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Individual Stockholders will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

               if to Parent or Merger Sub:

                      Getty Images, Inc.
                      2101 Fourth Avenue, Fifth Floor
                      Seattle, Washington 98121
                      Facsimile No.:  (206) 695-3447
                      Attention:        Heather B. Redman
                                        Nick Evans-Lombe

               with a copy to:

                      Shearman & Sterling
                      555 California Street
                      San Francisco, CA  94104-1522
                      Facsimile No.:  (415) 616-1199
                      Attention:        William H. Hinman, Jr.
                                        Adrian E. Dollard

               if to the Company:

                      Art.com, Inc.
                      13820 Polo Trail Drive
                      Lake Forest, Illinois 60045
                      Facsimile No.:  (847) 362-0460
                      Attention:        William A. Lederer
               with a copy to:

                      Altheimer & Gray
                      10 South Wacker Drive
                      Chicago, IL 60606-7482
                      Facsimile No.: (312) 715-4800
                      Attention:        Peter H. Lieberman

                SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

                (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                (c) "business day" means any day on which banks are not required or authorized to close in Seattle, Washington or Chicago, Illinois;

                (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                (e) "knowledge" means, with respect to any matter in question, that the officers of the Company or Parent, as the case may be, responsible to the corporation with respect to such matters have actual knowledge of such matter (including, in the case of Parent, Mark Getty, Jonathan
D. Klein, Heather Redman, Nick Evans-Lombe, John Gonzalez, Suzanne L. Page);

                (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                (h) whenever the word "including" is used, it shall also mean "including, without limitation,".

                SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provision of Article I, Article II and Section 6.09 and 6.12, all of which are expressly for the benefit of the holders of Shares (or former holders of Shares as the case may be), and except for Section 6.05, 6.08 and 6.11, all of which are expressly for the benefit of the persons contemplated thereby.

                SECTION 9.06. Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                SECTION 9.08. Governing Law; Forum. Except to the extent that the Merger is mandatorily governed by the DGCL, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in the federal court for the Western District of Washington or the Northern District of Illinois or the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the non-exclusive personal jurisdiction of the federal court for the Western District of Washington and the Northern District of Illinois and the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the federal court of the Western District of Washington or the Northern District of Illinois or the Southern District of New York.

                SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        GETTY IMAGES, INC.


Attest by:                              By
          -------------------------       --------------------------------------
          Name:                           Name:
          Title:                          Title:



                                        PRINT CORP.


Attest by:                              By
          -------------------------       --------------------------------------
          Name:                           Name:
          Title:                          Title:


                                        ART.COM, INC.


Attest by:                              By
          -------------------------       --------------------------------------
          Name:                           Name:
          Title:                          Title:



                                        STOCKHOLDER REPRESENTATIVE
                                        The undersigned agree to act as, to be
                                        bound by the obligations of, and to
                                        perform the duties of, the Stockholder
                                        Representative


Attest by:                              By
          -------------------------       --------------------------------------
          Name:                           Name: William A. Lederer
          Title:



Attest by:                              By
          -------------------------       --------------------------------------
          Name:                           Name: Robert Kagle
          Title:

                                    EXHIBIT A

                           OWNERSHIP OF COMPANY STOCK


                                            Common Stock        Preferred Stock
Name                                           Shares                Shares
----                                        ------------        ----------------
Minotaur Partners, L.P.                              959,074             500,000

Benchmark Capital Partners II, L.P.                                    4,000,000

Sandler Capital IV Partners, L.P.                                      3,000,000

Softbank Technology Ventures                                           3,924,800

Softbank Technology Advisors                                              75,200

William A. Lederer                                 4,111,426

Mitch Friedman                                       100,000

Douglas Kahn                                          75,000

Muriel Lederer as Custodian for                       71,500
Lederer Children

First Corp                                            15,000



                                  Exhibit A - 1

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                           ARTICLE I
                                           THE MERGER

        SECTION 1.01.  The Merger............................................................2
        SECTION 1.02.  Effective Time; Closing...............................................2
        SECTION 1.03.  Effect of the Merger..................................................2
        SECTION 1.04.  Certificate of Incorporation; By-Laws.................................3
        SECTION 1.05.  Directors and Officers................................................3


                                           ARTICLE II
                       CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        SECTION 2.01.  Conversion of Securities..............................................3
        SECTION 2.02.  Exchange of Certificates..............................................4
        SECTION 2.03.  Stock Transfer Books..................................................6
        SECTION 2.04.  Company Stock Options.................................................6
        SECTION 2.05.  Dissenting Shares.....................................................7


                                          ARTICLE III
                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        SECTION 3.01.  Organization and Qualification; Subsidiaries..........................8
        SECTION 3.02.  Certificate of Incorporation and By-Laws..............................8
        SECTION 3.03.  Capitalization........................................................8
        SECTION 3.04.  Authority Relative to This Agreement..................................9
        SECTION 3.05.  No Conflict; Required Filings and Consents...........................10
        SECTION 3.06.  Permits; Compliance..................................................11
        SECTION 3.07.  Financial Statements.................................................11
        SECTION 3.08.  Absence of Certain Changes or Events.................................11
        SECTION 3.09.  Absence of Litigation................................................12
        SECTION 3.10.  Employee Benefit Plans; Labor Matters................................12
        SECTION 3.11.  Contracts............................................................14
        SECTION 3.12.  Environmental Matters................................................16
        SECTION 3.13.  Intellectual Property................................................17
        SECTION 3.14.  Images...............................................................20
        SECTION 3.15.  Taxes................................................................22
        SECTION 3.16.  Vote Required........................................................23
        SECTION 3.17.  Assets...............................................................23
        SECTION 3.18.  Certain Interests....................................................23
        SECTION 3.19.  Insurance Policies...................................................24
        SECTION 3.20.  State Takeover Statutes..............................................25

                                                                                          Page
                                                                                          ----
        SECTION 3.21.  Year 2000 Compliance.................................................25
        SECTION 3.22.  Brokers..............................................................25
        SECTION 3.23.  Limitations on Warranties............................................25


                                           ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        SECTION 4.01.  Organization and Qualification; Subsidiaries.........................26
        SECTION 4.02.  Certificate of Incorporation and By-Laws.............................26
        SECTION 4.03.  Capitalization.......................................................26
        SECTION 4.04.  Authority Relative to This Agreement.................................27
        SECTION 4.05.  No Conflict; Required Filings and Consents...........................28
        SECTION 4.06.  Permits; Compliance..................................................28
        SECTION 4.07.  SEC Filings; Financial Statements....................................29
        SECTION 4.08.  Absence of Certain Changes or Events.................................29
        SECTION 4.09.  Intellectual Property................................................29
        SECTION 4.10.  Taxes................................................................30
        SECTION 4.11.  Employee Benefit Plans; Labor Matters................................30
        SECTION 4.12.  Absence of Litigation................................................31
        SECTION 4.13.  Operations of Merger Sub.............................................31
        SECTION 4.14.  Investment Purpose...................................................31


                                           ARTICLE V
                            CONDUCT OF BUSINESSES PENDING THE MERGER

        SECTION 5.01.  Conduct of Business by the Company Pending the Merger................32
        SECTION 5.02.  Notification of Certain Matters......................................34


                                           ARTICLE VI
                                     ADDITIONAL AGREEMENTS

        SECTION 6.01.  Company Stockholder Approval.........................................34
        SECTION 6.02.  Information Statement; Registration Statement........................34
        SECTION 6.03.  Access to Information; Confidentiality...............................34
        SECTION 6.04.  No Solicitation of Transactions......................................35
        SECTION 6.05.  Employee Benefits Matters............................................35
        SECTION 6.06.  Obligations of Merger Sub............................................36
        SECTION 6.07.  Further Action; Consents; Filings....................................36

                                                                                          Page
                                                                                          ----
        SECTION 6.08.  Registration Rights and Employment Agreement.........................37
        SECTION 6.09.  Plan of Reorganization...............................................37
        SECTION 6.10.  Public Announcements.................................................38
        SECTION 6.12.  Conduct of Business by Parent Pending the Merger.....................39


                                          ARTICLE VII
                                    CONDITIONS TO THE MERGER

        SECTION 7.01.  Conditions to the Obligations of Each Party..........................40
        SECTION 7.02.  Conditions to the Obligations of Parent and Merger Sub...............40
        SECTION 7.03.  Conditions to the Obligations of the Company.........................41


                                          ARTICLE VIII
                               TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01.  Termination..........................................................42
        SECTION 8.02.  Effect of Termination................................................43
        SECTION 8.03.  Amendment............................................................44
        SECTION 8.04.  Waiver...............................................................44
        SECTION 8.05.  Expenses.............................................................44


                                           ARTICLE IX
                                       GENERAL PROVISIONS

        SECTION 9.01.  Non-Survival of Representations and Warranties;
                                Indemnification.............................................45
        SECTION 9.02.  Notices..............................................................51
        SECTION 9.03.  Certain Definitions..................................................52
        SECTION 9.04.  Severability.........................................................53
        SECTION 9.05.  Assignment; Binding Effect; Benefit..................................53
        SECTION 9.06.  Incorporation of Exhibits............................................53
        SECTION 9.07.  Specific Performance.................................................54
        SECTION 9.08.  Governing Law; Forum.................................................54
        SECTION 9.09.  Headings.............................................................54
        SECTION 9.10.  Counterparts.........................................................54
        SECTION 9.11.  Entire Agreement.....................................................54

        Exhibit A          Individual Stockholders (attached)
        Exhibit B          Company Stock Option Agreement (omitted)
        Exhibit C          Investor Agreement (omitted)
        Exhibit 2.01(f)    Contingent Deferred Payment (attached)
        Exhibit 2.04(a)    Company Stock Options (omitted)
        Exhibit 6.05(c)    Post-Closing Options (omitted)
        Exhibit 6.08(a)    Form of Registration Rights Agreement (attached)
        Exhibit 6.08(b)    Form of Employment Agreement (omitted)



        All omitted exhibits will be provided to the Commission upon request.

                            Glossary of Defined Terms

                                                                              Location of
 Defined Term                                                                 Definition
 ------------                                                               ---------------
 Acquisition Documents......................................................Section 9.01(a)
 affiliate..................................................................Section 9.03(a)
 Aggregate Purchase Price...................................................Section 2.01(f)
 Agreement..................................................................Preamble
 Assets.....................................................................Section 3.16
 beneficial owner...........................................................Section 9.03(b)
 Blue Sky Laws..............................................................Section 3.05(b)
 business day...............................................................Section 9.03(c)
 CERCLA.....................................................................Section 3.12(d)
 Certificate of Merger......................................................Section 1.02
 Certificates...............................................................Section 2.01(c)
 Closing....................................................................Section 1.02
 Code ......................................................................Recitals
 Company....................................................................Preamble
 Company Benefit Plans......................................................Section 3.10(a)
 Company Common Stock.......................................................Recitals
 Company Disclosure Schedule................................................Article III
 Company Material Adverse Effect............................................Section 3.01
 Company Permits............................................................Section 3.06
 Company Preferred Stock....................................................Recitals
 Company Stock Option Agreement.............................................Recitals
 Company Stock Option Plan..................................................Section 2.04(a)
 Company Stock Options......................................................Section 2.04(a)
 Company Subsidiaries.......................................................Section 3.01
 Company Systems............................................................Section 3.20
 Competing Transaction......................................................Section 6.04(b)
 Confidentiality Agreement..................................................Section 6.03(b)
 control....................................................................Section 9.03(d)
 DGCL.......................................................................Recitals
 Dissenting Shares..........................................................Section 2.05(a)
 Effective Time.............................................................Section 1.02
 Effective Time Options.....................................................Section 6.05(c)
 Environmental Laws.........................................................Section 3.12(d)
 Environmental Permits......................................................Section 3.12(d)
 ERISA......................................................................Section 3.10(a)
 Exchange Act...............................................................Section 4.03
 Exchange Ratio.............................................................Section 2.01(f)
 Expenses...................................................................Section 8.05(a)
 Fully Diluted Share Amount.................................................Section 2.01(f)

                                                                              Location of
 Defined Term                                                                 Definition
 ------------                                                               ---------------
 GAAP.......................................................................Section 3.07(a)
 Governmental Entity........................................................Section 3.05(b)
 Hazardous Materials........................................................Section 3.12(d)
 HSR Act....................................................................Section 3.05(c)
 Image......................................................................Section 3.13(a)
 Indemnified Party .........................................................Section 9.01(b)
 Indemnified Person ........................................................Section 9.01(b)
 Indemnified Officers ......................................................Section 6.01
 Indemnifying Party ........................................................Section 9.01(d)
 Information Statement......................................................Section 6.02(a)
 Individual Stockholders....................................................Recitals
 Instruments................................................................Section 3.05(a)
 Intellectual Property......................................................Section 3.13(a)
 Interim Financial Statements...............................................Section 3.07(a)
 Internal MIS Systems.......................................................Section 3.13(j)
 Investment Agreement.......................................................Recitals
 IRS........................................................................Section 3.10(a)
 knowledge..................................................................Section 9.03(e)
 Law........................................................................Section 3.05(a)
 liabilities................................................................Section 3.07(b)
 Licensed Images............................................................Section 3.13(a)
 Licensed Intellectual Property.............................................Section 3.13(a)
 Loss.......................................................................Section 9.01(b)
 Material Contracts.........................................................Section 3.11(a)
 Merger.....................................................................Recitals
 Merger Consideration.......................................................Section 2.01(f)
 Merger Sub.................................................................Preamble
 NASDAQ.....................................................................Section 2.02(d)
 1998 Financial Statements..................................................Section 3.07(a)
 Order......................................................................Section 7.01(b)
 Owned Images...............................................................Section 3.13(a)
 Owned Intellectual Property................................................Section 3.13(a)
 Parent.....................................................................Preamble
 Parent Benefit Plan........................................................Section 4.11
 Parent Common Stock........................................................Section 2.01(f)
 Parent Disclosure Schedule.................................................Art. IV

                                                                              Location of
 Defined Term                                                                 Definition
 ------------                                                               ---------------
 Parent Licensed Intellectual Property......................................Section 4.09(a)
 Parent Material Adverse Effect.............................................Section 4.01
 Parent Owned Intellectual Property.........................................Section 4.09(a)
 Parent Permits.............................................................Section 4.06
 Parent Preferred Stock.....................................................Section 4.03
 Parent SEC Reports.........................................................Section 4.07(a)
 Parent Stock Option Plans..................................................Section 4.03
 Parent Subsidiaries........................................................Section 4.01
 person.....................................................................Section 9.03(f)
 Post-Closing Options.......................................................Section 6.05(c)
 Reference Balance Sheet....................................................Section 3.07(a)
 Representatives............................................................Section 6.03(a)
 SEC........................................................................Section 4.07
 Securities Act.............................................................Section 4.03
 Shares.....................................................................Section 2.01(b)
 Software...................................................................Section 3.13(a)
 subsidiary.................................................................Section 9.03(g)
 Substitute Option..........................................................Section 2.04(a)
 Surviving Corporation......................................................Section 1.01
 Taxes......................................................................Section 3.14(d)
 Terminating Company Breach.................................................Section 8.01(g)
 Terminating Parent Breach..................................................Section 8.01(h)
 Third Party................................................................Section 8.05(e)
 Third Party Acquisition....................................................Section 8.05(e)
 Third Party Claims.........................................................Section 9.01(d)
 Year 2000 Compliant........................................................Section 3.20